EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nine Energy Services, Inc.

Houston, TX

We hereby consent to the incorporation by reference in the Registration Statement on Form S‐8 (File No. 333‐222660) of Beckman Production Services, Inc. (not presented separately therein) of our report dated March 21, 2017, relating to the consolidated financial statements, which appears in this Annual Report on Form 10‐K.

/s/BDO USA, LLP

Houston, TX

March 29, 2018